EXHIBIT 99.2 Includes annual information required by Statement of Financial Accounting Standards No. 142 ("SFAS NO. 142"), Goodwill and Other Intangible Assets.

SELECTED FINANCIAL DATA
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                                                  As of or for the nine months ended   As of or for the year ended December 31,
                                                  ----------------------------------   ----------------------------------------
                                                      September 30, (unaudited)
                                                      -------------------------
OPERATIONS DATA:                                           2002           2001            2001             2000            1999
                                                       ------------    ------------    ------------    ------------    ------------
Revenue:
   Gross premiums written ..........................   $ 47,174,213    $ 25,449,702    $ 34,271,338    $ 32,073,768    $ 19,273,561
   Gross premiums ceded ............................    (19,274,613)     (8,952,322)    (12,789,404)     (7,625,095)     (6,221,853)
                                                       ------------    ------------    ------------    ------------    ------------
       Net premiums written ........................     27,899,600      16,497,380      21,481,934      24,448,673      13,051,708
   Decrease (increase) in unearned premiums,
     net of prepaid reinsurance premiums ...........     (7,514,566)     (1,349,054)     (1,226,373)     (4,127,334)        404,640
                                                       ------------    ------------    ------------    ------------    ------------
       Net premiums earned .........................     20,385,034      15,148,326      20,255,561      20,321,339      13,456,348
   Commission income ...............................      1,862,398       2,232,027       2,828,779       2,780,869       4,410,856
   Finance revenue .................................      3,359,780       4,132,308       5,267,523       5,709,848       3,696,843
   Managing general agent fees .....................      2,398,163       4,542,094       5,871,388       5,410,500         963,797
   Net investment income ...........................      1,013,456         787,169       1,066,641       1,225,413         853,659
   Net realized investment gains (losses) ..........     (1,456,513)     (3,017,888)     (2,911,658)       (109,256)        952,153
   Other income ....................................      2,378,468       2,561,108       3,098,332       2,214,894       1,043,798
                                                       ------------    ------------    ------------    ------------    ------------
       Total revenue ...............................     29,940,786      29,385,144      35,476,566      37,553,607      25,377,454
                                                       ------------    ------------    ------------    ------------    ------------
Expenses:
   Losses and loss adjustment expenses .............     10,743,363      12,208,912      16,154,902      14,990,118       8,094,677
   Operating and underwriting expenses .............      7,748,412       9,131,648      11,644,183      11,892,577       7,032,428
   Salaries and wages ..............................      5,926,632       6,425,467       8,478,771       9,375,775       7,474,572
   Amortization of deferred acquisition costs, net .        261,304       1,182,088       1,467,238       1,673,754         (18,563)
   Amortization of goodwill ........................             --         416,548         540,010         606,653         547,548
                                                       ------------    ------------    ------------    ------------    ------------
       Total expenses ..............................     24,679,711      29,364,663      38,285,104      38,538,877      23,130,662
                                                       ------------    ------------    ------------    ------------    ------------
Income (loss) before provision for income tax
   expense and extraordinary gain ..................      5,261,075      (2,979,519)     (2,808,538)       (985,270)      2,246,792
(Provision) benefit for income tax expense .........      2,490,934        (653,817)        630,553         462,396        (680,061)
                                                       ------------    ------------    ------------    ------------    ------------
       Net income (loss) and extraordinary gain ....      2,770,141      (2,325,702)     (2,177,985)       (522,874)      1,566,731
Extraordinary gain .................................             --       1,185,895       1,185,895              --              --
                                                       ------------    ------------    ------------    ------------    ------------
       Net income (loss) ...........................   $  2,770,141    $ (1,139,807)   $   (992,090)   $   (522,874)   $  1,566,731
                                                       ============    ============    ============    ============    ============

Basic net income (loss) per share
   before extraordinary gain .......................   $       0.92    $      (0.73)   $      (0.69)   $      (0.15)   $       0.46
                                                       ============    ============    ============    ============    ============
Extraordinary gain .................................             --            0.37            0.38              --              --
                                                       ============    ============    ============    ============    ============
Basic net income (loss) per share ..................   $       0.92    $      (0.36)   $      (0.31)   $      (0.15)   $       0.46
                                                       ============    ============    ============    ============    ============
Cash dividends declared per share ..................   $       0.06    $       0.06    $       0.08    $       0.02              --
                                                       ============    ============    ============    ============    ============

INFORMATION ADJUSTED TO EXCLUDE AMORTIZATION EXPENSE AND THE RELATED TAX EFFECTS RECOGNIZED IN THE PERIOD RELATED TO GOODWILL
THAT IS NO LONGER BEING AMORTIZED AS REQUIRED BY SFAS NO. 142


Net income (loss) before extraordinary gain ........   $  2,770,141    $ (2,325,702)   $ (1,779,900)   $    (77,229)   $  1,963,954
                                                       ============    ============    ============    ============    ============
Net income (loss) ..................................   $  2,770,141    $ (1,139,807)   $   (594,005)   $    (77,229)   $  1,963,954
                                                       ============    ============    ============    ============    ============
Basic net income (loss) per share
   before extraordinary gain .......................   $       0.92    $      (0.73)   $      (0.56)   $      (0.02)   $       0.58
                                                       ============    ============    ============    ============    ============
Basic net income (loss) per share ..................   $       0.92    $      (0.36)   $      (0.19)   $      (0.02)   $       0.58
                                                       ============    ============    ============    ============    ============


BALANCE SHEET DATA:
Total assets .......................................   $ 67,165,049    $ 58,271,989    $ 56,228,577    $ 55,412,969    $ 38,686,404
   Investments .....................................     21,310,788      18,545,572      17,507,422      18,965,798      13,916,571
   Finance contracts, consumer loans and
     pay advances receivable, net ..................     13,366,005      11,710,436      10,813,881      13,792,791       9,642,163
Total liabilities ..................................     53,411,506      44,228,082      42,019,446      40,456,972      22,932,516
   Unpaid losses and loss adjustment expenses ......     13,154,617      11,424,103      11,005,337       9,765,848       6,314,307
   Unearned premiums ...............................     25,689,898      14,292,343      14,951,228      13,038,417       8,037,083
   Revolving credit outstanding ....................      6,383,581       7,956,101       6,676,817       8,091,034       4,650,026
Total shareholders' equity .........................     13,753,543      14,043,907    $ 14,209,131    $ 14,955,997    $ 15,753,888

Book value per share ...............................   $       4.57    $       4.40    $       4.69    $       4.49    $       4.67
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